EXHIBIT 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER
THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)

400 South Hope Street
Suite 400
Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Evelyn T. Furukawa
400 South Hope Street, Suite 400
Los Angeles, California 90071
213.630.6463
(Name, address and telephone number of agent for service)

SERVICE CORPORATION INTERNATIONAL
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1488375 (I.R.S. employer identification no.)

1929 Allen Parkway Houston, Texas (Address of principal executive offices)	77019 (Zip code)

Senior Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
	(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.
A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 File No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 6th day of June 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of debt securities of Service Corporation International, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

Houston, Texas
June 6, 2013

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

Dollar Amounts

in Thousands
ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	1,455
Interest-bearing balances	1,301
Securities:
Held-to-maturity securities	0
Available-for-sale securities	660,687
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	73,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	5,887
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	159,149
Other assets	150,314
Total assets	$1,908,106

LIABILITIES

Deposits:
In domestic offices		498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		236,096
Total liabilities		236,594
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		544,518
Accumulated other comprehensive income		4,474
Other equity capital components		0
Not available
Total bank equity capital		1,671,512
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,671,512
Total liabilities and equity capital		1,908,106

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)